Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of JELD-WEN Holding, Inc. and its subsidiaries of our report dated February 20, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in JELD-WEN Holding, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

May 8, 2025